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                                                                 Exhibit 10.21.2

                                SECOND AMENDMENT
                                     TO THE
                            SUPPLEMENTAL BENEFIT PLAN
                       FOR DESIGNATED EMPLOYEES OF BOWATER
                      INCORPORATED AND AFFILIATED COMPANIES
                             AS AMENDED AND RESTATED
                           EFFECTIVE FEBRUARY 26, 1999


         WHEREAS, Bowater Incorporated (the "Company") previously amended and restated the Supplemental Benefit Plan For Designated Employees of Bowater Incorporated and Affiliated Companies as of February 26, 1999 (the "Plan");

         WHEREAS, Section 7.02 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan;

         WHEREAS, the HRCC desires to amend the Plan to (i) provide for a lump sum distribution option, (ii) change the definition of "Final Average Monthly Compensation", (iii) clarify the life insurance benefit and (iv) waive the vesting requirement for a specific Participant.

         NOW, THEREFORE, effective November 6, 2001, the Plan shall be amended as follows:

1. Section 3.03 shall be amended by adding the clause "Except as may be otherwise elected by the Participant pursuant to Section 3.05," at the beginning thereof.

2.       A new Section 3.05 shall be added as follows:

         "3.05 LUMP SUM OPTION: During each December beginning with December 2001 (the "Election Period"), a Participant may elect to receive any benefits to which he may be entitled to under Section 3.01 or 3.02 in a lump sum computed using the applicable mortality table defined in Internal Revenue Code Section 417(e)(3)(A)(ii)(I) and a 7% interest rate ("Lump Sum Election"). A Lump Sum Election must be made on or before the December 31st that is at least one full calendar year before the year of payment. No spousal consent to the Lump Sum Election shall be required and, if a Lump Sum election is made, the requirements of
         Section 2.02 shall not apply. A Lump Sum Election, once made, cannot be revoked except during an Election Period."

3.       Section 1.22 is amended and restated in its entirety as follows:

         "1.22 "FINAL AVERAGE MONTHLY COMPENSATION" shall mean the average of the Participant's Compensation for the highest three (3) non-


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         overlapping twelve (12) consecutive calendar month periods in the last sixty (60) months immediately preceding his termination date and further divided by thirty-six (36) except that (i) if the Participant earns Compensation in fewer than sixty (60) months preceding his termination date, his "Final Average Monthly Compensation" shall be based on Compensation for the highest three (3) non-overlapping twelve
         (12) consecutive calendar months preceding his termination date, and
         (ii) if the Participant earns Compensation in fewer than thirty-six
         (36) calendar months preceding his termination date, his "Final Average Monthly Compensation" shall be the total Compensation for all months preceding his termination date divided by the number of complete months for which compensation was received.

4.       Section 5.02 is hereby amended and restated in its entirety as follows:

         "5.02 LIFE INSURANCE: If the Employer is providing group life insurance on the date of the Participant's Retirement and the Participant is entitled to the immediate payment of annuity benefits under his Employer's qualified defined benefit pension plan, the Employer shall provide life insurance on the Participant's life after Retirement in an amount equal to the Participant's base salary as of the date of Retirement ("Retirement Coverage") with premiums paid solely by the Employer, to the extent of, and in accordance with, the following:

         (a) Unless the provisions of Section 5.02(b) provide otherwise, effective immediately after midnight of the day prior to the Participant's sixty-sixth (66th) birthday, the Retirement Coverage shall be reduced by twenty percent (20%) of the Retirement Coverage. The coverage shall be further reduced each succeeding year effective immediately after midnight of the day prior to the Participant's birthday by twenty percent (20%) of the Retirement Coverage, provided that the amount of the coverage shall not be reduced below $10,000.

         (b) If the Participant continues to be an Employee after his Normal Retirement Age, the Retirement Coverage will be reduced by twenty percent (20%) for every year by which the Participant's age at Retirement exceeds sixty-five (65) provided, however, that the amount of coverage shall not be reduced below $10,000. The amount of coverage in effect for the Participant (if in excess of $10,000) shall be further reduced each year effective immediately after midnight of the day prior to the Participant's birthday by twenty percent (20%) of the Retirement Coverage, which reduction shall be repeated until the amount of coverage reaches $10,000, which amount shall then continue unchanged until the Participant's death."


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5.       A new Section 8.14 shall be added as follows:

         "8.14 IMMEDIATE ENTITLEMENT: Subject to all other applicable conditions, restrictions and limitations of the Plan, Bruce Nunn shall be entitled to the benefits provided under Articles 3,4 and 5 without regard to when, or if, he is entitled to the immediate payment of annuity benefits under his Employer's qualified defined benefit pension plan."

         IN WITNESS WHEREOF, the HRCC has caused this Second Amendment to the Plan to be executed by a duly authorized officer this 12th day of December, 2001.

                                      BOWATER INCORPORATED


                                      By:  /s/ James T. Wright
                                          --------------------------------------
                                               James T. Wright
                                      Title:  Vice President - Human Resources
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